EXHIBIT 5.1

Scott C. Kline, Esq.

Kline Law Group PC

15615 Alton Parkway, Suite 450

Irvine, CA 92618

T – 949.271.6355

F – 949.271.6301

April 4, 2023

GoLogiq Inc.

85 Broad Street, 16-079

New York, NY 10004

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to GoLogiq, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of up to an aggregate offering price of $75,000,000, or the equivalent thereof, of the Company’s common stock, par value $0.0001 per share (the “Common Stock” or the “Securities”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Current Report on Form 8-K.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (f) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (g) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (h) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (i) that there will be sufficient Common Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; and (j) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. The term “Board” means the Board of Directors of the Company or a duly constituted and acting committee thereof.

GoLogiq Inc.

April 3, 2023

Based on such examination, we are of the opinion that when (a) the Board has taken all necessary corporate action to approve the issuance and the terms of the offering of the Common Stock and related matters; and (b) the Common Stock has been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, for the consideration approved by the Board, then the Common Stock will be validly issued, fully paid and nonassessable.

Our opinion that any document is legal, valid and binding is qualified as to: (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally; (b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and (c) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America and the General Corporation Law of the State of Nevada as currently in effect.

GoLogiq Inc.

April 3, 2023

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.

Very truly yours,

/s/ Kline Law Group PC

Kline Law Group PC
Professional Corporation